Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
To the Board of Directors
Morgans Hotel Group Co.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131834) and on Form S-3 (No. 333-149249) of Morgans Hotel Group Co. of our report dated February 23, 2009, relating to the consolidated financial statements of Morgans Hotel Group Europe Limited and our report dated February 23, 2009 relating to the financial statements of SC London Limited, which appear in this Form 10-K.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
London, UK
March 13, 2009